News Release
EXHIBIT 99.1
SM Energy Reports Third Quarter 2026 Results
Operating cash flow of $1.1 billion funds $417 million of debt redemption and $133 million of capital returned to stockholders

DENVER, Nov. 3, 2026 - SM Energy Company (the “Company” or “SM”) (NYSE: SM) today reported financial and operating results for the third quarter 2026. Investor materials, including accompanying slides, can be accessed at www.sm-energy.com/investors. A conference call is scheduled for 8 a.m. MT/10 a.m. ET on November 4, 2026. Participation details are included in this release.
SM continues to execute against its three strategic priorities: Integrate, Execute and Bolster. In the third quarter, the Company substantially completed its Civitas merger (the “Merger”) integration and exceeded targeted run-rate synergies, transitioning the business to continuous improvement.
Third quarter 2026 performance is summarized below:
Integrate –
•Actioned approximately $400 million of Merger run-rate synergies – twice the original $200 million target and $25 million greater than the revised $375 million target. NPV-10 of merger synergies increased to $2.0 billion from $1.8 billion.
Execute –
•Net income was $93 million, or $0.39 per diluted share; adjusted net income1 was $465 million, or $1.95 per diluted share.1
•Generated operating cash flow of $1.1 billion; capital expenditures totaled $711 million, or $747 million before changes in accruals.1
•Delivered adjusted free cash flow1 of $397 million.
•Adjusted EBITDAX1 was $1.3 billion.
•Average net daily production totaled 433 MBoe/d, including 230 MBbl/d of oil.
•Narrowed full-year 2026 capital guidance to approximately $2.75 billion.
Bolster –
•Returned $133 million of capital to stockholders, or approximately 34% of adjusted free cash flow,1 through $81 million in share repurchases (2.3 million shares) and SM’s $0.22 per share quarterly dividend.
•Redeemed all $417 million aggregate principal amount of 6.625% Senior Notes due 2027 at par, resulting in no maturities until mid-2028.
•Reduced net debt1 to $6.0 billion, down from $7.4 billion at March 31, 2026.
1 Adjusted net income and adjusted net income per diluted share; capital expenditures before changes in accruals; adjusted free cash flow; adjusted EBITDAX; and net debt are non-GAAP measures. Refer to “Definitions of Non-GAAP Measures and Metrics as Calculated by the Company” and the accompanying reconciliations later in this release.

SM Energy President and CEO Beth McDonald said, “We are meaningfully transforming SM Energy – exceeding our merger synergy target, substantially achieving our divestiture target and materially strengthening the balance sheet. In the third quarter, we generated $1.1 billion of operating cash flow, redeemed $417 million of debt and returned $133 million to stockholders. We are modestly lowering full-year oil guidance to 220-222 MBbl/d due to transitory factors, while reiterating our full-year total production outlook. Importantly, despite service-cost inflation, we now expect 2026 capital of approximately $2.75 billion, the midpoint of our prior range, supported by synergy capture and ongoing efficiency gains. We expect the factors leading to our lower oil production outlook to be resolved in early 2027.
“This is a multi-year journey, and our strong and resilient balance sheet is the foundation. We remain on track for low one-times leverage at mid-cycle prices by year-end 2026, strengthening the capacity for durable stockholder returns. With integration substantially complete, our focus is on disciplined execution, continuous improvement and increasing the capital efficiency of the portfolio to compound long-term value for stockholders.”
Third Quarter 2026 Review
•Total production was 433 MBoe/d, including 230 MBbl/d of oil. Oil volumes were impacted by higher-than-planned downtime in the Permian Basin, related to compliance and safety work on assets acquired in the Merger and the temporary shut-in of wells during simultaneous operations, which reduced oil volumes by approximately 2 MBbl/d. We also experienced approximately 4 MBbl/d of takeaway constraints in the Uinta Basin. The Permian factors that affected third-quarter volumes have been addressed, and we expect the Uinta takeaway constraints to be resolved in early 2027.
•Net income was $0.39 per diluted share, which includes a $477 million non-cash loss from changes in the fair value of the Company’s commodity derivative contracts. Income tax expense of $30 million included current tax expense of $37 million, reflecting higher realized oil prices.
•During the third quarter, SM repurchased 2.3 million shares for $81 million and paid a $0.22 per share quarterly dividend, resulting in approximately 34% of adjusted free cash flow1 being returned to stockholders. Year-to-date share repurchases total $165 million.
Guidance
•SM lowered its full-year 2026 oil production guidance by 1% to 220-222 MBbl/d, primarily related to reasons outlined above. For full-year 2026, total production guidance was narrowed to 420-422 MBoe/d. Full-year capital expenditures are expected to be approximately $2.75 billion, or the midpoint of the prior guidance range.
•Fourth quarter 2026 production is expected to be 435-445 MBoe/d, including 229-239 MBbl/d of oil, with capital expenditures of approximately $610 million.
•Included in our oil volume guidance is a continued impact from takeaway constraints in the Uinta Basin.
•Full-year 2026 cash tax guidance is updated to approximately $100-$120 million.
•See the table below for detailed fourth quarter and full-year guidance.

The following table summarizes SM’s fourth quarter and full-year 2026 operational and financial guidance.

Production	4Q 2026	Full Year 2026
Total Production (MMBoe)[1]	40 – 41	153 – 154
Total Production (MBoe/d)[1]	435 – 445	420 – 422
Oil Production (MBbl/d)[1]	229 – 239	220 – 222

Capital Program ($MM)
Capital Expenditures[2]	~$610	~$2,750
DC&E		~$2,400
Facility, Land, and Other		~$280
One-Time Capital Costs[3]		~$70
Net Wells Drilled	~55	~245
Net Wells Turned-In-Line	~80	~295
Avg. Well Cost ($/lateral ft)[4]		~$710

Operating Expenses ($/Boe)
Lease Operating Expense		$6.60 – $6.80
Transportation		$3.55 – $3.65
Production Taxes (% of oil, gas and NGL revenue)		~6%
Ad Valorem Taxes		~$0.50
DD&A		~$14.50

General & Administrative ($MM)
Recurring G&A5		$230 – $250
One-Time Transaction & Integration — Cash[6]		~$160
One-Time Transaction & Integration — Non-Cash[6]		~$20

Other ($MM)
Exploration Expense		~$100
Cash Taxes		$100 – $120
Notes:
1 Full-year 2026 production guidance includes 11 months of Civitas contribution following the January 30, 2026, Merger close, the conversion of certain acquired volumes to two-stream reporting, and four months of production from certain South Texas assets divested on April 30, 2026 (the “Galvan Divestiture”). Fourth quarter 2026 oil guidance includes the continued impact of Uinta takeaway constraints, which are expected to be resolved in early 2027.
2 Indicates a non-GAAP measure or metric. Refer to “Definitions of Non-GAAP Measures and Metrics as Calculated by the Company” and the accompanying reconciliations later in this release. Full-year 2026 capital expenditures before changes in accruals include ~$50 million of expected synergies.
3 Includes one-time, non-recurring capital costs related to Merger integration and the Galvan Divestiture.
4 Company-wide average 2026 expected well cost, including well connection/equipment costs.
5 Full-year 2026 recurring G&A guidance includes ~$35 million of stock-based compensation. Recurring G&A in fourth quarter 2026 is expected to be higher quarter over quarter due to year-end items.
6 The majority of one-time transaction and integration costs (both cash and non-cash) were incurred in the first half of 2026.

Webcast Details
SM plans to host a conference call and webcast at 8 a.m. MT/10 a.m. ET tomorrow, November 4, 2026. The call and accompanying presentation may be accessed at www.sm-energy.com/investors. Participants can also dial into the conference call at (877) 407-6050 or +1 (201) 689-8022 for international participants.
About SM Energy Company
SM is a premier, scaled operator of top-tier oil and gas assets across four leading U.S. shale basins: the Permian Basin, DJ Basin, South Texas, and Uinta Basin. SM is focused on operational excellence, disciplined capital allocation, and delivering growing returns to stockholders. SM routinely posts important information about the Company on its website. For more information, visit www.sm-energy.com.
Forward Looking Statements
This release contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “deliver,” “demonstrate,” “establish,” “estimate,” “expects,” “goal,” “generate,” “guidance,” “maintain,” “objectives,” “optimize,” “plan,” “priority,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, the Company’s 2026 plans and strategic objectives, including achievement of low one-times leverage by year-end 2026; the Company’s future return of capital plans and framework; expectations regarding synergy achievement, continuous improvement and capital efficiency following substantial completion of integration; assumptions and projections for the fourth quarter and full year 2026 regarding guidance for total production and oil production; the Company’s capital plan, including total capital expenditures; drilling, completion and equipment costs; facility, land and other costs; one-time transaction, integration and capital costs; Company average cost per lateral foot; number of net wells to be drilled and turned in line; certain operating expenses, including lease operating expense, transportation, production and ad valorem taxes; DD&A; general and administrative expense; and certain other costs, including exploration expense and cash taxes. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company’s other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this release. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
Investor Relations
Megan Hays, Vice President, Investor Relations, mhays@sm-energy.com
Meghan Dack, Director, Investor Relations, mdack@sm-energy.com

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2026

Production Data
	For the Three Months Ended			Percent Change Between	For the Nine Months Ended		Percent Change Between
	September 30,	June 30,	September 30,	3Q26 & 2Q26	September 30,	September 30,	YTD 2026 & 2025
	2026	2026	2025		2026	2025
Realized sales price (before the effect of net derivative settlements):
Oil (per Bbl)	$85.76	$96.85	$63.83	(11)%	$86.19	$65.28	32%
Gas (per Mcf)	$2.48	$0.17	$2.19	1,359%	$1.43	$2.54	(44)%
NGLs (per Bbl)	$29.40	$24.69	$20.79	19%	$25.33	$22.73	11%
Equivalent (per Boe)	$54.23	$53.86	$41.23	1%	$51.15	$43.15	19%
Realized sales price (including the effect of net derivative settlements):[1]
Oil (per Bbl)	$73.92	$80.62	$65.40	(8)%	$75.03	$66.61	13%
Gas (per Mcf)	$2.99	$1.54	$2.77	94%	$2.26	$2.97	(24)%
NGLs (per Bbl)	$29.45	$24.83	$20.79	19%	$25.44	$22.42	13%
Equivalent (per Boe)	$49.02	$48.36	$43.21	1%	$47.11	$44.68	5%
Net production volumes:[2,3]
Oil (MMBbl)	21.2	20.9	10.5	1%	59.2	30.3	95%
Gas (Bcf)	84.4	86.8	38.5	(3)%	243.5	111.1	119%
NGLs (MMBbl)	4.6	4.6	2.8	(1)%	13.5	7.6	77%
Equivalent (MMBoe)	39.8	40.0	19.7	—%	113.3	56.5	101%
Average net daily production:[2,3]
Oil (MBbl per day)	230.2	229.8	113.9	—%	216.9	111.2	95%
Gas (MMcf per day)	917.0	953.7	418.2	(4)%	892.0	406.9	119%
NGLs (MBbl per day)	50.1	51.0	30.2	(2)%	49.3	27.8	77%
Equivalent (MBoe per day)	433.1	439.7	213.8	(2)%	414.9	206.8	101%
Per Boe data:[2]
Lease operating expense	$7.02	$6.71	$5.67	5%	$6.69	$5.76	16%
Transportation costs	$3.53	$3.57	$3.77	(1)%	$3.58	$3.94	(9)%
Production taxes	$3.47	$3.25	$1.69	7%	$3.09	$1.78	74%
Ad valorem tax expense	$0.38	$0.37	$0.51	3%	$0.40	$0.53	(25)%
General and administrative[4,5]	$1.40	$1.98	$2.00	(29)%	$2.72	$2.14	27%
Net derivative settlement gain (loss)	$(5.20)	$(5.50)	$1.98	5%	$(4.04)	$1.53	(364)%
Depletion, depreciation, and amortization	$14.81	$14.81	$16.54	—%	$14.25	$15.73	(9)%

[1] Indicates a non-GAAP metric calculated as the average realized price after the effects of net commodity derivative settlements. The Company believes this metric is useful to management and the investment community to understand the effects of net commodity derivative settlements on average realized price.

[2] Amounts and percentage changes may not calculate due to rounding.
[3] The results for the nine months ended September 30, 2026, include eight months of production from the Civitas assets acquired on January 30, 2026, and four months of production from the Galvan Divestiture on April 30, 2026.

[4] Includes recurring non-cash stock-based compensation expense of $0.26, $0.12, and $0.34 per Boe for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively, and $0.21 and $0.30 per Boe for the nine months ended September 30, 2026, and 2025, respectively.

[5] Includes one-time costs (consisting of both cash and non-cash items) of $0.11 per Boe and $0.92 per Boe for the three months ended September 30, 2026 and June 30, 2026, respectively, and $1.40 per Boe for the nine months ended September 30, 2026.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2026

Condensed Consolidated Balance Sheets
(in millions, except share data)	September 30,	December 31,
ASSETS	2026	2025
Current assets:
Cash and cash equivalents	$442	$368
Accounts receivable	1,175	331
Derivative assets	93	83
Prepaid expenses and other	107	29
Total current assets	1,817	811
Property and equipment (successful efforts method):
Proved oil and gas properties	23,924	16,012
Accumulated depletion, depreciation, and amortization	(9,040)	(8,793)
Unproved oil and gas properties, net of valuation allowance of $12 and $12, respectively	885	460
Wells in progress	848	458
Other property and equipment, net of accumulated depreciation of $68 and $63, respectively	138	65
Total property and equipment, net	16,755	8,202
Noncurrent assets:
Derivative assets	12	6
Other noncurrent assets	379	234
Total noncurrent assets	391	240
Total assets	$18,963	$9,253
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$2,505	$690
Senior Notes, net	—	419
Derivative liabilities	552	2
Other current liabilities	130	58
Total current liabilities	3,187	1,169
Noncurrent liabilities:
Revolving credit facility	—	—
Senior Notes, net	6,614	2,296
Asset retirement obligations	426	150
Deferred tax liabilities, net	609	724
Derivative liabilities	13	2
Other noncurrent liabilities	337	102
Total noncurrent liabilities	7,999	3,274
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 400,000,000 and 200,000,000 shares, respectively; issued and outstanding: 235,615,045 and 114,630,905 shares, respectively	2	1
Additional paid-in capital	3,813	1,517
Retained earnings	3,961	3,291
Accumulated other comprehensive income	1	1
Total stockholders’ equity	7,777	4,810
Total liabilities and stockholders’ equity	$18,963	$9,253

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2026

Condensed Consolidated Statements of Operations
(in millions, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Operating revenues and other income:
Oil, gas, and NGL production revenue	$2,160	$811	$5,793	$2,436
Gain (loss) on divestiture activity	(2)	—	260	—
Other operating income	12	1	96	13
Total operating revenues and other income	2,170	812	6,149	2,449
Operating expenses:
Oil, gas, and NGL production expense	574	229	1,558	678
Depletion, depreciation, and amortization	590	325	1,614	888
Exploration[1]	22	12	69	39
General and administrative[1,2]	56	39	309	121
Net derivative (gain) loss[3]	684	(45)	1,109	(107)
Other operating expense[2]	8	5	56	12
Total operating expenses	1,934	565	4,715	1,631
Income from operations	236	246	1,434	818
Interest expense	(116)	(43)	(340)	(130)
Other non-operating income, net	3	1	8	1
Income before income taxes	123	204	1,102	689
Income tax expense	(30)	(49)	(273)	(150)
Net income	$93	$155	$829	$539

Basic weighted-average common shares outstanding	237	115	225	115
Diluted weighted-average common shares outstanding	239	115	226	115
Basic net income per common share	$0.39	$1.35	$3.67	$4.70
Diluted net income per common share	$0.39	$1.35	$3.66	$4.69

[1] Recurring non-cash stock-based compensation included in:
Exploration expense	$2	$1	$7	$4
General and administrative expense	11	7	23	17
Total non-cash stock-based compensation	$13	$8	$30	$21

[2] Transaction and integration costs included in:
General and administrative[4]	$4	$—	$159	$—
Other operating expense	1	—	18	—
Total transaction and integration costs	$5	$—	$177	$—

[3] The net derivative (gain) loss line item consists of the following:
Net derivative settlement (gain) loss	$207	$(39)	$457	$(86)
Net (gain) loss on fair value changes	477	(7)	652	(20)
Total net derivative (gain) loss	$684	$(45)	$1,109	$(107)
Note: Per common share amounts, and prior year amounts may not calculate due to rounding.
4 Includes less than $1 million and $20 million of non-cash stock-based compensation associated with the Merger for the three and nine months ended September 30, 2026, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2026

Condensed Consolidated Statements of Stockholders’ Equity
(in millions, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2025	114,630,905	$1	$1,517	$3,291	$1	$4,810
Net loss	—	—	—	(335)	—	(335)
Net cash dividends declared, $0.22 per share	—	—	—	(53)	—	(53)
Issuance of common stock upon vesting of RSUs and settlement of PSUs, net of shares used for tax withholdings	235,422	—	(17)	—	—	(17)
Stock-based compensation expense	1,114,479	—	25	—	—	25
Replacement equity awards issued in connection with the Merger	—	—	29	—	—	29
Issuance of common stock in connection with the Merger	123,715,771	1	2,408	—	—	2,409
Balances, March 31, 2026	239,696,577	$2	$3,962	$2,903	$1	$6,868
Net income	—	—	—	1,071	—	1,071
Other comprehensive income	—	—	—	—	1	1
Net cash dividends declared, $0.22 per share	—	—	—	(53)	—	(53)
Issuance of common stock under Employee Stock Purchase Plan	147,743	—	2	—	—	2
Issuance of common stock upon vesting of RSUs and settlement of PSUs, net of shares used for tax withholdings	216,257	—	(3)	—	—	(3)
Stock-based compensation expense	77,303	—	11	—	—	11
Purchase of shares under Stock Repurchase Program	(2,643,506)	—	(84)	—	—	(84)
Balances, June 30, 2026	237,494,374	$2	$3,888	$3,921	$2	$7,813
Net income	—	—	—	93	—	93
Other comprehensive loss	—	—	—	—	(1)	(1)
Net cash dividends declared, $0.22 per share	—	—	—	(53)	—	(53)
Issuance of common stock upon vesting of RSUs and settlement of PSUs, net of shares used for tax withholdings	423,998	—	(6)	—	—	(6)
Stock-based compensation expense	—	—	14	—	—	14
Purchase of shares under Stock Repurchase Program	(2,303,327)	—	(83)	—	—	(83)
Balances, September 30, 2026	235,615,045	$2	$3,813	$3,961	$1	$7,777

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2026

Condensed Consolidated Statements of Stockholders’ Equity (Continued)
(in millions, except share data and dividends per share)

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2024	114,461,934	$1	$1,502	$2,735	$(1)	$4,237
Net income	—	—	—	182	—	182
Net cash dividends declared, $0.20 per share	—	—	—	(23)	—	(23)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	284	—	—	—	—	—
Stock-based compensation expense	—	—	7	—	—	7
Balances, March 31, 2025	114,462,218	$1	$1,509	$2,895	$(1)	$4,404
Net income	—	—	—	202	—	202
Net cash dividends declared, $0.20 per share	—	—	—	(23)	—	(23)
Issuance of common stock under Employee Stock Purchase Plan	90,314	—	2	—	—	2
Stock-based compensation expense	82,193	—	6	—	—	6
Balances, June 30, 2025	114,634,725	$1	$1,517	$3,074	$(1)	$4,590
Net income	—	—	—	155	—	155
Net cash dividends declared, $0.20 per share	—	—	—	(23)	—	(23)
Issuance of common stock upon vesting of RSUs and settlement of PSUs, net of shares used for tax withholdings	364,172	—	(5)	—	—	(5)
Stock-based compensation expense	—	—	8	—	—	8
Purchase of shares under Stock Repurchase Program	(444,705)	—	(12)	—	—	(12)
Balances, September 30, 2025	114,554,192	$1	$1,508	$3,205	$(1)	$4,713
_____________________________
Note: Prior year amounts may not calculate due to rounding.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2026

Condensed Consolidated Statements of Cash Flows
(in millions)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$93	$155	$829	$539
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss on divestiture activity	2	—	(260)	—
Depletion, depreciation, and amortization	590	325	1,614	888
Stock-based compensation expense	14	8	50	21
Net derivative (gain) loss	684	(45)	1,109	(107)
Net derivative settlement gain (loss)	(207)	39	(457)	86
Amortization of deferred financing costs and debt premiums, net	(6)	3	(16)	8
Deferred income tax (benefit) expense	(7)	76	224	145
Other, net	20	(3)	(18)	(7)
Net change in working capital	(61)	(53)	(210)	(15)
Net cash provided by operating activities	1,122	505	2,865	1,559

Cash flows from investing activities:
Net proceeds from the sale of oil and gas properties	(8)	—	889	—
Capital expenditures	(711)	(398)	(2,020)	(1,222)
Acquisition of business, net of cash acquired	—	—	(49)	—
Other	(27)	(7)	(51)	(22)
Net cash used in investing activities	(746)	(405)	(1,231)	(1,244)

Cash flows from financing activities:
Proceeds from revolving credit facility	379	185	720	1,570
Repayment of revolving credit facility	(379)	(185)	(720)	(1,638)
Net proceeds from Senior Notes	—	—	984	—
Cash paid to repurchase Senior Notes	(417)	—	(2,160)	—
Repurchase of common stock	(79)	(12)	(166)	(13)
Dividends paid	(52)	(23)	(187)	(69)
Other, net	(6)	(5)	(31)	(3)
Net cash used in financing activities	(554)	(40)	(1,560)	(153)

Net change in cash, cash equivalents, and restricted cash	(178)	60	74	162
Cash, cash equivalents, and restricted cash at beginning of period	620	102	368	—
Cash, cash equivalents, and restricted cash at end of period	$442	$162	$442	$162

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2026

Condensed Consolidated Statements of Cash Flows (continued)
(in millions)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Supplemental schedule of additional cash flow information:
Operating activities: Cash paid for interest, net of capitalized interest	$(146)	$(80)	$(331)	$(165)
Operating activities: Net cash (paid) received for income taxes	$2	$(1)	$(30)	$(6)
Investing activities: Changes in capital expenditure accruals	$36	$(74)	$116	$(70)
_____________________________
Note: Prior year amounts may not calculate due to rounding.

DEFINITIONS OF NON-GAAP MEASURES AND METRICS AS CALCULATED BY THE COMPANY
To supplement the presentation of its financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain non-GAAP measures and metrics, which are used by management and the investment community to assess the Company’s financial condition, results of operations, and cash flows, as well as compare performance from period to period and across the Company’s peer group. The Company believes these measures and metrics are widely used by the investment community, including investors, research analysts and others, to evaluate and compare recurring financial results among upstream oil and gas companies in making investment decisions or recommendations. These measures and metrics, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures and metrics provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the most directly comparable GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. Reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures are presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX represents net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, and amortization expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, non-recurring or one-time costs including transaction and integration costs associated with the Merger, and certain other items. Adjusted EBITDAX excludes certain items that we believe affect the comparability of operating results and can exclude items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that the Company believes provides useful additional information to investors and analysts, as a performance measure, for analysis of the Company’s ability to internally generate funds for exploration, development, acquisitions, and to service debt. The Company is also subject to financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company, based on Adjusted EBITDAX ratios. Please reference the Company’s third quarter 2026 Form 10-Q and the most recent Annual Report on Form 10-K for discussion of the Credit Agreement and its covenants.
Adjusted free cash flow: Adjusted free cash flow is calculated as net cash provided by operating activities before net change in working capital, including change in certain long-term items, less capital expenditures before changes in accruals. The Company uses this measure to represent the cash generated from operations, in excess of capital expenditures, that is available to fund discretionary uses such as debt reduction, stockholder returns, or expanding the business.
Adjusted net income and Adjusted net income per diluted common share: Adjusted net income and Adjusted net income per diluted common share exclude certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, gains and losses on divestitures, gains and losses on extinguishment of debt, non-recurring or one-time costs including transaction and integration costs associated with the Merger, and accruals for non-recurring matters. The Company uses these measures to evaluate the comparability of the Company's ongoing operational results and trends and believes these measures provide useful information to investors for analysis of the Company's fundamental business on a recurring basis.
Net debt: Net debt is calculated as the total principal amount of outstanding senior     notes plus amounts drawn on the revolving credit facility less cash and cash equivalents (also referred to as total funded debt). The Company uses net debt as a measure of financial position and believes this measure provides useful additional information to investors to evaluate the Company’s capital structure and financial leverage.
Capital expenditures: The Company’s operating plan guidance uses the term “capital expenditures,” which is defined to be before changes in accruals (excludes working capital), and is a non-GAAP measure. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, the Company is unable to provide a reconciliation of forward-looking non-GAAP capital expenditures because components of the calculations are inherently unpredictable, such as changes to, and the timing of, capital accruals, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation could significantly affect the accuracy of a reconciliation.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2026

Adjusted EBITDAX Reconciliation[1]
Reconciliation of net income (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP):	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net income (GAAP)	$93	$155	$829	$539
Interest expense	116	43	340	130
Income tax expense	30	49	273	150
Depletion, depreciation, and amortization	590	325	1,614	888
Exploration[2]	20	10	62	34
Stock-based compensation expense[3]	13	8	30	21
Net derivative (gain) loss	684	(45)	1,109	(107)
Net derivative settlement gain (loss)	(207)	39	(457)	86
(Gain) loss on divestiture activity	2	—	(260)	—
Transaction and integration costs[4]	5	—	177	—
Other, net	(5)	4	—	5
Adjusted EBITDAX (non-GAAP)	1,341	588	3,717	1,747
Interest expense	(116)	(43)	(340)	(130)
Income tax expense	(30)	(49)	(273)	(150)
Exploration[2]	(20)	(10)	(62)	(34)
Amortization of deferred financing costs and debt premiums, net	(6)	3	(16)	8
Transaction and integration costs[4]	(5)	—	(157)	—
Deferred income tax expense (benefit)	(7)	76	224	145
Other, net	26	(7)	(18)	(12)
Net change in working capital	(61)	(53)	(210)	(15)
Net cash provided by operating activities (GAAP)	$1,122	$505	$2,865	$1,559

Note: Prior year amounts may not calculate due to rounding.
[1] See “Definitions of Non-GAAP Measures and Metrics as Calculated by the Company” above.
[2] Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items in the unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amounts shown in the unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

[3] For the three and nine months ended September 30, 2026, the stock-based compensation expense line item in the reconciliation above differs from the amount shown in the unaudited condensed consolidated statements of cash flows because it excludes stock-based compensation expense included within the transaction and integration costs line item above.

[4] Transaction and integration costs include expenses associated with the Merger and post-Merger integration activities. For the three and nine months ended September 30, 2026, these costs consisted of $4 million and $159 million, respectively, of one-time integration costs (including less than $1 million and $20 million, respectively, of stock-based compensation), which were included in general and administrative expense in the unaudited condensed consolidated statements of operations, and $1 million and $18 million, respectively, of one-time transaction costs included in other operating expense in the unaudited condensed consolidated statements of operations.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2026

Reconciliation of Net Income to Adjusted Net Income[1]
(in millions, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (GAAP)	$93	$155	$829	$539
Net derivative (gain) loss	684	(45)	1,109	(107)
Net derivative settlement gain (loss)	(207)	39	(457)	86
(Gain) loss on divestiture activity	2	—	(260)	—
Transaction and integration costs[2]	5	—	177	—
Other, net	(1)	5	12	6
Tax effect of adjustments[3]	(111)	—	(133)	3
Deferred tax remeasurement – corporate reorganization[4]	—	—	23	—
Adjusted net income (non-GAAP)	$465	$154	$1,300	$528

Diluted net income per common share (GAAP)	$0.39	$1.35	$3.66	$4.69
Net derivative (gain) loss	2.86	(0.39)	4.90	(0.93)
Net derivative settlement gain (loss)	(0.87)	0.34	(2.02)	0.75
(Gain) loss on divestiture activity	0.01	—	(1.15)	—
Transaction and integration costs[2]	0.02	—	0.78	—
Other, net	—	0.03	0.06	0.05
Tax effect of adjustments[3]	(0.46)	—	(0.59)	0.03
Deferred tax remeasurement – corporate reorganization[4]	—	—	0.10	—
Adjusted net income per diluted common share (non-GAAP)	$1.95	$1.33	$5.74	$4.59

Basic weighted-average common shares outstanding	237	115	225	115
Diluted weighted-average common shares outstanding	239	115	226	115

Note: Per common share amounts, and prior year amounts may not calculate due to rounding.
[1] See “Definitions of Non-GAAP Measures and Metrics as Calculated by the Company” above.
[2] Transaction and integration costs include expenses associated with the Merger and post-Merger integration activities. For the three and nine months ended September 30, 2026, these costs consisted of $4 million and $159 million, respectively, of one-time integration costs (including less than $1 million and $20 million, respectively, of stock-based compensation), which were included in general and administrative expense in the unaudited condensed consolidated statements of operations, and $1 million and $18 million, respectively, of one-time transaction costs included in other operating expense in the unaudited condensed consolidated statements of operations.

[3] The tax effect of adjustments was calculated using a tax rate of 22.9% for the three and nine months ended September 30, 2026, and 22.1% for the three and nine months ended September 30, 2025. These rates approximate the Company's statutory tax rates for the respective periods, as adjusted for ordinary permanent differences.

[4] Reflects a non-recurring remeasurement of net deferred tax balances resulting from a change in state income tax apportionment due to a corporate reorganization and the Merger.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2026

Reconciliation of Net Cash Provided by Operating Activities and Capital Expenditures to Adjusted Free Cash Flow[1]

(in millions)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities (GAAP)	$1,122	$505	$2,865	$1,559
Net change in working capital, including change in certain long-term items	22	53	155	15
Cash flow from operations before net change in working capital, including change in certain long-term items (non-GAAP)	1,144	558	3,020	1,574

Capital expenditures (GAAP)	711	398	2,020	1,222
Changes in capital expenditure accruals	36	(74)	116	(70)
Capital expenditures before changes in accruals (non-GAAP)	747	323	2,136	1,152

Adjusted free cash flow (non-GAAP)	$397	$234	$884	$422

Note: For the three months ended September 30, 2026, adjusted free cash flow includes approximately $5 million of one-time, non-recurring cash costs associated with the Merger integration reported in net cash provided by operating activities. For the nine months ended September 30, 2026, adjusted free cash flow includes approximately $227 million of one-time, non-recurring cash costs associated with the Merger integration and South Texas assets divested, consisting of approximately $157 million reported in net cash provided by operating activities and approximately $70 million in capital expenditures.

[1] See “Definitions of Non-GAAP Measures and Metrics as Calculated by the Company” above.

Reconciliation of Total Principal Amount of Debt to Net Debt[1]
(in millions)	September 30, 2026
Principal amount of Senior Notes[2]	$6,456
Revolving credit facility[2]	—
Total principal amount of debt (GAAP)	6,456
Less: Cash and cash equivalents	442
Net Debt (non-GAAP)	$6,014

[1] See “Definitions of Non-GAAP Measures and Metrics as Calculated by the Company” above.
[2] Amounts as of September 30, 2026, are from Note 6 - Long-Term Debt in Part I, Item 1 of the Company's Form 10-Q.